INDEPENDENT AUDITORS' CONSENT




The Board of Trustees
Polaris Global Value Fund:

We consent to the use of our reports for the Polaris Global Value Fund, a series of Forum Funds, dated February 8, 2002, incorporated herein by reference, and to the references to our firm under the headings, "FINANCIAL HIGHLIGHTS" in the prospectus and "Management - Other Fund Service Providers - Independent Auditors" in the statement of additional information.




                                    /s/ KPMG LLP


Boston, MA
May 31, 2002